Exhibit 10.4
Notwithstanding anything to the contrary herein, enforcement of this mortgage is limited to a debt amount of $25,000,000.00 under Chapter 287 of Minnesota Statutes. This mortgage secures a revolving line of credit.
Hennepin County, State of Minnesota
MORTGAGE, SECURITY AGREEMENT,
FINANCING STATEMENT,FIXTURE FILING AND
ASSIGNMENT OF RENTS AND LEASES
          THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF RENTS AND LEASES (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”) is being made and granted dated and effective as of the 15th day of April, 2011, by AMERICAN MEDICAL SYSTEMS, INC., a Delaware corporation (“Mortgagor”), having its principal place of business at c/o 10700 Bren Road West, Minnetonka, Minnesota 55343, to JPMORGAN CHASE BANK, N.A., having an office at 10 South Dearborn, Chicago, Illinois 60603, Attention: Krys Szremski, as Administrative Agent (“Mortgagee”), for its benefit and for the benefit of the “Secured Parties” as defined in the Credit Agreement (as hereinafter defined). The term Secured Parties shall include those who are, and those who may hereafter become, Secured Parties. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.

WITNESSETH:
          WHEREAS, Mortgagor, American Medical Systems Holdings, Inc., a Delaware corporation (“Holdings”), Mortgagee and the Lenders have entered into that certain Credit Agreement dated April 15, 2011 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, pursuant to and following satisfaction of the conditions set forth in the Credit Agreement, the Lenders have made certain Loans and have agreed to extend certain other financial accommodations from time to time to Mortgagor;
          WHEREAS, the Mortgagee and the other Lenders have required that Mortgagor enter into this Mortgage and grant to Mortgagee the liens and security interests referred to herein to secure the Secured Obligations, including: (i) payment of the principal amount evidenced by the Loan Documents in the initial principal amount of Two Hundred Fifty Million And No/100 Dollars ($250,000,000.00) (the “initial known amount of the debt” within the meaning of Minnesota Statutes Chapter 287), together with interest thereon; (ii) payment of the principal amount, together with interest thereon, of all present and future advances of money made by Mortgagee or the other Lenders to the Mortgagor pursuant to the Credit Agreement, including, without limitation, the reborrowing of principal previously repaid pursuant to the Credit Agreement, as well as all other Secured Obligations; and (iii) other payment obligations under this Mortgage (the aforesaid obligations, including the Mortgagor’s obligations under the Environmental Indemnity Agreement, as well as the other Secured Obligations, shall be hereinafter referred to collectively as the “Liabilities”); and
          WHEREAS, subject to the limitation in Section 19 contained herein, the Liabilities secured hereby shall not exceed an aggregate principal amount, at any one time outstanding of Twenty Five Million And No/100 Dollars ($25,000,000.00), provided, that the foregoing limitation shall apply only to the lien upon the real property created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Mortgagee under the provisions of the Credit Agreement or under any other security agreement at any time executed by the Mortgagor; and provided further, that notwithstanding anything to the contrary contained herein, enforcement of this Mortgage in Minnesota is limited, pursuant to Minnesota Statutes Section 287.05, Subd. 1a, to a principal debt amount of Twenty Five Million And No/100 Dollars ($25,000,000.00), and mortgage registry tax shall be calculated based on such amount.
          NOW, THEREFORE, in consideration of the premises contained herein and to secure payment and performance of the Liabilities and in consideration of One Dollar ($1.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor does hereby assign, bargain, sell, pledge, grant, remise, release, alien, convey, hypothecate, mortgage and warrant to Mortgagee, its successors and assigns, WITH POWER OF SALE, the following described real estate (the “Land”) in Hennepin County, Minnesota and all of the other real property portions of the Mortgaged Property (as defined below), and does further grant a security interest to Mortgagee, its successors and permitted assigns, in all such portions of the Mortgaged Property that may be secured under the Uniform Commercial Code in effect in the State of Minnesota (the “State”) (said Uniform

Commercial Code is hereinafter referred to as the “UCC”; terms defined in the UCC which are not otherwise defined in this Mortgage are used herein as defined in the UCC):
          See Exhibit A attached hereto and by this reference made a part hereof for the legal description of the Land,
subject, however, to the Permitted Encumbrances and all other Liens permitted pursuant to Section 6.02 of the Credit Agreement (collectively, the “Permitted Liens”), which Land, together with all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever, is herein called the “Premises”.
          TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (b) all hereditaments, gas, oil, minerals (together (in each case, whether or not extracted from the Premises) with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining, (c) all water, ditch, well and reservoir rights which are appurtenant to or which have been used in connection with the Land, (d) all development rights associated with the Land, whether previously or subsequently transferred to the Land from other real property or now or hereafter susceptible of transfer from such Land to other real property, (e) any land lying between the boundaries of the Land and the center line of any adjacent street, road, avenue or alley, whether opened or proposed, (f) all other or greater rights and interests of every nature in the Premises and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor, and (g) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) through (f) above (hereinafter the “Property Rights”).
          TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever owned by Mortgagor now or hereafter located in, on or attached to, and used in connection with, or with the operation of, the Premises, including, but not limited to: (a) all apparatus, machinery and equipment owned or leased by Mortgagor; and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (the items described in the foregoing clauses (a) and (b) being hereinafter collectively referred to as the “Fixtures”), provided, however, that nothing contained herein shall be deemed to limit or restrict Mortgagor from transfering and/or replacing Fixtures which have a value of less than $1,000,000.00. It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Mortgagor (referred to collectively herein as the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate that is covered by the lien of this

Mortgage. It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the UCC in effect in the State, this instrument shall constitute a security agreement, fixture filing and financing statement, and Mortgagor agrees to execute, deliver and file or refile, and hereby authorizes Mortgagee to prepare and file or refile, without Mortgagor’s consent but with prior notice to Mortgagor, any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to time to perfect or renew such security interest under the UCC. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-313 and 9-402 of the UCC, and a financing statement covering “as extracted collateral” within the meaning of the UCC, in each case with Mortgagor as the “debtor” and Mortgagee as the “secured party” thereunder, and the respective mailing addresses of said debtor and secured party shall be those addresses set forth in the initial paragraph to this Mortgage. Subject to the terms and conditions of the Credit Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Mortgagee’s sole election. The Mortgagee shall have any and all rights and remedies (including, without limitation, extrajudicial power of sale) provided to a secured party by the UCC with respect to any and all parts of the Mortgaged Property which are and which are deemed to be governed by the UCC. Without limiting the generality of the foregoing, the Mortgagee shall, with respect to any part of the Mortgaged Property constituting property of the type in respect of which realization on a lien or security interest granted therein is governed by the UCC, have all the rights, options and remedies of a secured party under the UCC. Any notification requirement shall be satisfied by mailing written notice to the Mortgagor at its address set forth herein at least ten (10) days prior to the sale or other event for which such notice is required.
          TOGETHER WITH all the estate, right, title and interest of the Mortgagor in and to: (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Credit Agreement) the Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the same as provided in the Credit Agreement; (ii) all contract rights, accounts, general intangibles, actions and rights in action relating to the Real Property, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property (except as expressly provided herein or in the Credit Agreement); (iii) all accounts and payment intangibles arising out of the sales at the wellhead or mine head of oil, gas or other minerals in which the Mortgagee had an interest before extraction thereof, but excluding in any event any Excluded Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property. The rights and interests described in this paragraph are hereinafter collectively referred to as the “Intangibles”. Notwithstanding any of the foregoing or anything to the contrary set forth elsewhere in this Mortgage, the security interests in and to the Intangibles created hereby and pursuant to the other

Loan Documents in favor of Mortgagee (for its own benefit and for the benefit of the other Secured Parties), shall be governed by the terms and conditions of both (1) the UCC then in effect in the State, and (2) the Security Agreement. In the event of any conflict or inconsistency between the terms and provisions of the Security Agreement and the terms and provisions of this Mortgage, the terms and provisions of the Security Agreement shall govern and control with respect to the collateral secured by the Security Agreement and the security interests in and to such collateral.
          As additional security for the Liabilities secured hereby, Mortgagor (i) does hereby absolutely pledge and assign to Mortgagee, for the benefit of the Secured Parties, from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including any letters of credit, letter-of-credit rights supporting obligations, or other credit support for any rents or leases and all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (collectively, the “Rents”) under any and all present and future leases, subleases, contracts or other agreements to which it is a party as a lessor and relative to its ownership or occupancy of all or any portion of the Real Property (collectively, the “Leases”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Mortgagee, for the benefit of the Secured Parties, all such Leases (including all of Mortgagor’s rights under any contracts for the sale of any portion of the Mortgaged Property and all of Mortgagor’s revenues and royalties under any oil, gas and mineral leases relating to the Real Property or accruing to it). Mortgagee hereby licenses to Mortgagor, until an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, the right to collect and use the Rents as they become due and payable under the Leases, but not more than one month in advance thereof (unless otherwise required by the terms of any such related agreement), provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of the Mortgagee under this Mortgage. Mortgagor further agrees to execute and deliver such assignments of Leases (including land sale contracts or other agreements) as Mortgagee may from time to time reasonably request (which contracts or other agreements [other than De Minimis Leases, as defined below] shall be in form and substance reasonably acceptable to Mortgagee). Upon the occurrence and during the continuance of an Event of Default (1) the Mortgagor agrees, upon receipt of written demand from Mortgagee, to deliver to the Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request, and agrees that the Mortgagee may assume (or cause a receiver to be appointed to assume) the management of the Real Property and collect the Rents, applying the same upon the Liabilities in the manner provided in the Credit Agreement, and (2) the Mortgagor hereby authorizes and directs all tenants, purchasers or other Persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Mortgagee upon request of the Mortgagee. Upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby appoints Mortgagee as its true and lawful attorney in fact to manage (or cause a receiver to be appointed to manage) said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Mortgagee and unto its agents and attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (a) this power of attorney and assignment of rents shall not be construed as an obligation upon said Mortgagee to make or cause to be made any repairs that may be needful or necessary, and (b) Mortgagee agrees that unless such Event of Default has occurred and is continuing as aforesaid, Mortgagee shall permit Mortgagor to perform the aforementioned management responsibilities. Upon Mortgagee’s receipt of the Rents, at Mortgagee’s option, it may use the proceeds of the Rents to pay: (x) charges for collection thereof or hereunder, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents; (y) general and special taxes and insurance premiums and deductibles; and (z) any or all of the Liabilities pursuant to the provisions of the Credit Agreement. This power of attorney and assignment of rents shall be irrevocable until this Mortgage shall have been satisfied and released, and the releasing of this Mortgage shall act as a revocation of this power of attorney and assignment of rents. During the continuance of an Event of Default, Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Credit Agreement.
          All of the property described above, and each item of property therein described, not limited to but including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, and all profits and proceeds therefrom and all replacements thereof, are herein collectively referred to as the “Mortgaged Property.”; provided that, in any event, any and all Excluded Property shall be excluded from the Mortgaged Property.
          Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee. Nothing contained in this Mortgage shall be construed as imposing on Mortgagee any of the obligations of the lessor under any Lease of the Mortgaged Property in the absence of an explicit written assumption thereof (on a case-by-case basis) by Mortgagee. In the exercise of the powers herein granted the Mortgagee, no liability shall be asserted or enforced against the Mortgagee, all such liability being hereby expressly waived and released by Mortgagor (on behalf of itself and all Persons now or hereafter claiming by or through Mortgagor).
          TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, its beneficiaries (including the Secured Parties), successors and permitted assigns, forever for the uses and purposes herein set forth. Mortgagor (on behalf of itself and all Persons now or hereafter claiming by, through or under Mortgagor) hereby releases and waives all rights under and by virtue of the homestead exemption laws, if any, of the State, and Mortgagor hereby covenants, represents and warrants that, at the time of the ensealing and delivery of these presents, Mortgagor is well seised of the Mortgaged Property in fee simple and with full legal and equitable title to the Mortgaged Property, with full power and lawful authority to assign, bargain, sell, pledge, grant, remise, release, alien, convey, hypothecate, mortgage and warrant to Mortgagee and its successors and assigns the Mortgaged Property as set forth herein, and that the title to the Mortgaged Property is free and clear of all Liens and other encumbrances, except for the Permitted Liens. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Permitted Liens, to Mortgagee and its successors and permitted assigns against the claims of all Persons claiming by, through or under Mortgagor.
          The following provisions shall also constitute an integral part of this Mortgage:
          1. Payment of Taxes on the Mortgage. Without limiting any of the provisions of the Credit Agreement, Mortgagor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess, or charge any tax, assessment or imposition (other than regular income tax applicable to Mortgagee) upon this Mortgage or the credit or indebtedness secured hereby or the interest of Mortgagee in the Premises or upon Mortgagee by reason of or as holder of any of the foregoing, including without limitation, any tax, interest or penalty arising in connection with the recordation of this Mortgage or the imposition of documentary stamps or taxes, intangibles taxes or the like, including those required to be paid because of future advances or an increase in the amount of the Liabilities secured hereby, then, Mortgagor shall pay for such documentary stamps in the required amount and deliver them to Mortgagee or pay (or reimburse Mortgagee for) such taxes, assessments or impositions. Mortgagor agrees to provide to Mortgagee, within ten (10) business days after any such taxes, assessments or impositions become due and payable, and at any other times upon request from Mortgagee, copies of official receipts showing payment of all such taxes, assessments and charges which Mortgagor pays hereunder (which payments shall be made by Mortgagor in accordance with the Credit Agreement). Mortgagor agrees to indemnify Mortgagee against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Liabilities and regardless of whether this Mortgage shall have been released.
          2. Leases Affecting the Real Property. Mortgagor agrees faithfully to perform all of its obligations under all present and future Leases at any time assigned to Mortgagee as additional security, and to refrain from any action or inaction which would result in termination of any such Leases or in the material diminution of the value thereof or of the Rents due thereunder. Notwithstanding the foregoing, Mortgagor may terminate De Minimis Leases in the ordinary course of Mortgagor’s business and in the exercise of Mortgagor’s prudent business judgment. As used herein, the term “De Minimis Leases” shall mean Leases that provide for (i) a term (including any renewal or extension term) of three (3) years or less, (ii) a rental rate of at least reasonable market rental rate for comparable leases, and (iii) a leased premises of less than 7,500 square feet. All future Leases made after the effective date of this Mortgage shall include provisions requiring the lessees thereunder, at Mortgagee’s option and without any further documentation, to attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and to pay rent to Mortgagee after an Event of Default, upon demand, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder. In addition, Mortgagee shall have the right at any time hereafter, upon notice to the applicable lessee thereunder, but without any further documentation or consent, to unilaterally subordinate the lien of this Mortgage to any Lease.
          3. Use of the Real Property. Mortgagor agrees that it shall not permit the public to use the Real Property in any manner that would likely, in Mortgagee’s reasonable judgment, adversely to impair Mortgagor’s title to such property or any portion thereof or to make possible any claim or claims of easement by prescription or of implied dedication to public use other than the Permitted Encumbrances. Mortgagor shall not use or knowingly permit the use of any part of the Real Property for an illegal purpose, including, without limitation, the violation of any Environmental Laws. Moreover, Mortgagor shall duly and punctually observe and perform each and every material term, provision, condition, and covenant to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Mortgaged Property, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          4. Indemnification. Mortgagor acknowledges and agrees that any obligations and liabilities of Mortgagor arising under this Mortgage, and any obligations and liabilities of the Mortgagor arising under the Environmental Indemnity Agreement, shall be deemed to constitute both (1) Obligations under the Credit Agreement, and (2) Liabilities under this Mortgage. Without limiting any indemnification that Mortgagor or Holdings has granted in the Credit Agreement, or any indemnification the Subsidiary Guarantors have granted in the Subsidiary Guaranty or that the Mortgagor has granted in the Environmental Indemnity Agreement, Mortgagor hereby agrees, without duplication, to indemnify and hold harmless Mortgagee, all other Secured Parties, and any of their respective Affiliates (for purposes of this Section 4, collectively, the “Indemnitees” and each individually, an “Indemnitee”) from and against any and all losses, claims, damages, penalties, liabilities and related expenses (including attorneys’ fees, paralegals’ fees, other professionals’ fees, court costs and disbursements) which are imposed on, incurred or paid by or asserted against either the Mortgaged Property or any of the Indemnitees by reason or on account of or in connection with (i) the construction, reconstruction or alteration of the Mortgaged Property, (ii) any gross negligence or willful misconduct of the Mortgagor or any Guarantor, any lessee of the Mortgaged Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, or (iii) to the fullest extent permissible in accordance with applicable laws, any accident, injury, death or damage to any Person or property occurring in, on or about the Mortgaged Property to the extent the same was not caused by the gross negligence or willful misconduct of the Indemnitees; provided that such indemnity shall not, as to any particular Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappeable judgment to have resulted from the gross negligence, willful misconduct, violation of law or breach by such Indemnitee, or claims brought by any Indemnitee against any one or more other Indemnitees; provided further that no such gross negligence, willful misconduct, violation of law or breach by any one or more of the Indemnitees shall be deemed to void, reduce, limit, impair or otherwise affect the indemnification provided for hereunder respecting any and/or all of the other Indemnitees which are not deemed by said court to be responsible for such gross negligence, willful misconduct, violation of law or breach, and all Indemnitees not held by said court to be responsible for same shall be entitled to the full scope of the indemnification contemplated hereunder as if such gross negligence, willful misconduct, violation of law or breach by one or more of the Indemnitees which are deemed to be responsible by said court for same did not exist.
          5. Insurance and Impositions.

          (a) Mortgagor shall, at its sole expense, obtain for, deliver to, assign and maintain for the benefit of Mortgagee and all other Secured Parties, until the Liabilities are paid in full: (1) all insurance policies as required under the Credit Agreement; and (2) flood insurance, if (i) a standard flood hazard determination certificate issued by a flood hazard certification firm acceptable to Mortgagee determines that all or any portion of the improved Real Property is situated within a special hazard flood area, as designated by the applicable Governmental Authority, and (ii) such flood insurance is then required by the National Flood Insurance Reform Act of 1994 et. seq. (as amended, the “Flood Act”), or by other applicable laws, rules or regulations, or by Mortgagee in accordance with Mortgagee’s standard policies and practices. If any flood insurance is required to be obtained in accordance with the preceding sentence, then Mortgagor shall, at its sole expense: (I) purchase flood insurance covering the Mortgaged Property in such amounts as may be required or otherwise specified by the Flood Act or by Mortgagee (whichever stipulated amount may be greater); and (II) take any and all other actions as Mortgagee may deem necessary or desirable to comply with the Flood Act, other applicable laws and/or Mortgagee’s standard policies and practices. In the event of any casualty loss affecting all or any part of the Mortgaged Property, the net insurance proceeds from any insurance policies covering the Mortgaged Property shall be collected, paid and applied as specified in the Credit Agreement, or if not so specified, such proceeds shall be paid over and remitted to Mortgagor.
          (b) Mortgagor shall promptly cause to be paid all impositions of real estate taxes, assessments and insurance premiums and deductibles (collectively, the “Impositions”) now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof in accordance with the Credit Agreement. If requested by Mortgagee, Mortgagor shall furnish to Mortgagee or its designee receipts for the payment of the Impositions.
          (c) All sums paid under any insurance policy required in subparagraph 5(a), shall be paid to the Mortgagee. Mortgagee agrees to allow the use of sums paid under the insurance policy required under subparagraph (a) above for repair and reconstruction of the Mortgaged Property provided (i) there exists no default or other event which with the passing of time or the giving of notice or both would constitute a default under the Credit Agreement or this Mortgage, (ii) insurance proceeds and additional funds deposited by the Mortgagor with Mortgagee prior to the commencement of any repair or reconstruction are adequate to complete repair and reconstruction of the Mortgaged Property pursuant to plans and specifications approved by Mortgagee, (iii) disbursement procedures acceptable to Mortgagee are in place, which procedures shall include provisions for the deposit of construction shortfalls, collection of lien waivers, issuance of title policies by a title insurance company, payment of Mortgagee’s fees and expenses in disbursing, and coordination of work, and Mortgagor shall have reimbursed Mortgagee for all of its reasonable out of pocket expenses in connection with such reconstruction and disbursement, including, without limitation, title insurance fees, inspection fees, attorney’s fees, and architect’s fees, (iv) Mortgagee shall have received such consents and assurances from municipal authorities and tenants in the Mortgaged Property as Mortgagee may request, including, without limitation, assurances from the tenants that they will continue as tenants in the Mortgaged Property upon completion of the repair or reconstruction work and (v) Mortgagee receives a new appraisal for the Mortgaged Property showing any loan-to-value requirements in the original loan approval is met. If the above conditions are not satisfied as to application of insurance proceeds, and in any event as to any condemnation awards or eminent domain proceeds, Mortgagee shall apply the same (after first deducting therefrom Mortgagee’s reasonable expenses incurred in collecting the same, including but not limited to reasonable attorneys’ fees) to the reduction of the outstanding Liabilities or to payment of the restoration, repair, replacement or rebuilding of the property that is damaged or destroyed in such manner as Mortgagee may determine. Any application of insurance proceeds, condemnation awards or eminent domain proceeds shall not extend or postpone the due dates of installments of Liabilities due under the Credit Agreement or change the amount of such installments. Notwithstanding the foregoing provisions in this subsection 5(c), if after a casualty (i) the insurance proceeds from the insurance policies required in subparagraph 5(a) do not exceed $2,000,000.00; (ii) the costs of completing the restoration as reasonably estimated by Mortgagor shall be less than or equal to 110% of the amount of the insurance proceeds; (iii) no event of default exists under this Mortgage or the Credit Agreement; and (iv) the Mortgaged Property and the use thereof after the restoration will be in compliance with, and permitted under, all applicable laws, ordinances rules and regulations, then such insurance proceeds shall be disbursed directly to Mortgagor for restoration of the Mortgaged Property.
          (d) The Mortgagor shall promptly reimburse the Mortgagee upon demand for all of the Mortgagee’s expenses incurred in connection with the collection of the insurance proceeds, including but not limited to reasonable attorneys fees, and all such expenses, together with interest from the date of disbursement at the Adjusted LIBO Rate (unless collection of interest from the Mortgagor at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Mortgagor under applicable law) shall be additional amounts secured by this Mortgage.
          6. Condemnation Awards. Mortgagor hereby assigns to Mortgagee, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Mortgaged Property for public use, and Mortgagor agrees that the proceeds of all such awards shall be collected, paid and applied as specified in the Credit Agreement, or if not so specified, such awards shall be collected, paid and applied in the same manner as proceeds from Asset Sales are provided for under the Credit Agreement.
          7. Event of Default and Remedies. The term “Event of Default” as used herein shall have the meaning ascribed to such term pursuant to the Credit Agreement. Subject to the provisions of the Credit Agreement, upon the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies provided for in the Credit Agreement and/or the Subsidiary Guaranty, and to the extent permitted by applicable law, the following provisions of this Section 7 shall apply:
          (a) Mortgagee’s Power of Enforcement. It shall be lawful for Mortgagee to (i) immediately sell the Mortgaged Property either in whole or in separate parcels, as prescribed by the State law, under power of sale, which power is hereby granted to Mortgagee to the full extent permitted by the State law, and thereupon, to make and execute to any purchaser(s) thereof deeds of conveyance pursuant to applicable law or (ii) immediately foreclose this Mortgage by judicial action. The court in which any proceeding is pending for the purpose of foreclosure or enforcement of this Mortgage, or any other court of competent jurisdiction, may, at once or at any time thereafter, either before or after sale, and to the extent permitted by law without notice, and without requiring bond, and without regard to the solvency or insolvency of any Person liable for payment of the Liabilities secured hereby, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Loans hereby secured are made) for the benefit of Mortgagee and the other Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure or enforcement suit and the full statutory period of redemption notwithstanding any redemption. The receiver shall apply the Rents when collected in accordance with applicable State law. Upon or at any time after the filing of a suit to foreclose or enforce this Mortgage, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Mortgaged Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in-possession under applicable law.
          (b) Mortgagee’s Right to Enter and Take Possession, Operate and Apply Income. Mortgagee shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Mortgaged Property, expel and remove any Persons, goods, or chattels occupying or upon the same, to the extent permitted under applicable State law, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all attorneys’ fees and expenses, and all expenses incurred in the protection, care, maintenance, management and operation of the Mortgaged Property, distribute and apply the remaining net income in accordance with the terms of the Credit Agreement or upon any deficiency decree entered in any foreclosure proceedings.
          (c) Rights Under the UCC. Mortgagee may exercise its rights of enforcement and remedies available to it pursuant to the UCC.
          (d) Rights in Connection with Bankruptcy. If the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, or in the event of the filing of any voluntary or involuntary petition under Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder (the “Bankruptcy Code”) by or against Mortgagor or any Guarantor, then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, the other Loan Documents, at law or in equity, to obtain (i) an order from any bankruptcy court or other appropriate court granting immediate relief from the automatic stay pursuant to § 362 of the Bankruptcy Code (or similar successor provisions under the Bankruptcy Code) so as to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage, the other Loan Documents and all other rights and remedies of Mortgagee at law and in equity under applicable State laws, and (ii) an order from the bankruptcy court prohibiting Mortgagor’s use of all “cash collateral” as defined under § 363 of the Bankruptcy Code (or similar successor provisions under the Bankruptcy Code). Mortgagor covenants to give prompt written notice to Mortgagee of the insolvency or bankruptcy filing (whether voluntary or involuntary) of Mortgagor, or the death, insolvency or bankruptcy filing (whether voluntary or involuntary) of the Mortgagor or any Guarantor.
          (e) Assignment of Rents and Leases, Receiver. The Mortgagee’s rights and remedies hereunder upon the occurrence and during the continuance of an Event of Default shall include, without limitation, the fullest range and benefit of the rights and remedies made available to a Mortgagee pursuant to Minn. Stat. § 576.0l and Minn. Stat. § 559.17, as said statutes may be amended from time to time. In the event that Mortgagee elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Mortgage. The exercise by Mortgagee of the statutory remedies referenced in this paragraph shall not constitute Mortgagee a “mortgagee-in-possession” under Minnesota law, or give rise to any liability which might otherwise attach to Mortgagee as a mortgagee-in-possession.
          (f) Remedies of Mortgagee, Mortgage Foreclosure. Mortgagor does hereby grant and confer upon Mortgagee the fullest rights and remedies available for foreclosure of this Mortgage by action or by advertisement pursuant to Minn. Stat. Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement; and the power of sale granted Mortgagee in this Mortgage shall include, without limitation, the power of sale required to permit, at Mortgagee’s option, lawful foreclosure of this Mortgage by advertisement in accordance with the statutes then made and provided.
          8. Application of the Rents or Proceeds from Foreclosure or Sale. In any foreclosure of this Mortgage by judicial action, or any sale of all or any portion(s) of the Mortgaged Property by advertisement, in addition to any of the terms and provisions of the Credit Agreement and this Mortgage, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:
          (a) Liabilities. All of the Liabilities which then remain unpaid; and
          (b) Other Advances. All other items advanced or paid by Mortgagee pursuant to this Mortgage; and
          (c) Costs, Fees and Other Expenses. All court costs, attorneys’ fees, paralegals’ fees, and other professionals’ fees and expenses, appraiser’s fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer’s charges, publication costs, other court costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Mortgagee in the exercise of its judgment may deem necessary. All such expenses shall become additional Liabilities secured hereby when paid or incurred by Mortgagee in connection with any proceedings, including but not limited to probate and bankruptcy proceedings or a deed in lieu of foreclosure, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale by advertisement. The proceeds of any sale (whether through a foreclosure proceeding or Mortgagee’s exercise of the power of sale)

shall be distributed and applied in accordance with the terms of the Credit Agreement and the other Loan Documents.
          9. Right to Perform Mortgagor’s Covenants; Cumulative Remedies; Delay or Omission Not a Waiver.
          (a) If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage, Mortgagee may (but shall not be obligated to) perform or attempt to perform said covenant; and any payment made or expense incurred by or on behalf of Mortgagee in the performance or attempted performance of any such covenant, together with any sum expended by or on behalf of Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the Liabilities, and Mortgagor promises to pay to Mortgagee, within ten (10) business days after Mortgagee’s written demand therefor (whether such demand occurs prior to, simultaneously with, or subsequent to such time that Mortgagor may be obligated to repay the Indebtedness pursuant to the other Loan Documents) and Mortgagor’s receipt of reasonably detailed evidence of such payments, all sums so incurred, paid or expended by or on behalf of Mortgagee, with interest from the date paid, incurred or expended by or on behalf of Mortgagee, at the applicable interest rate then specified by the Loan Documents.
          (b) To the extent permitted by State law, each remedy or right of Mortgagee shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing pursuant to this Mortgage, the Credit Agreement, the other Loan Documents, at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, or rights with respect to any other Event of Default, nor shall it affect any subsequent Event of Default of the same or different nature. To the extent permitted by State law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Mortgagee. If Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents, at law or in equity, and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, to the extent permitted by State law, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Liabilities, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.
          10. Mortgagee’s Remedies Against Multiple Parcels. If more than one property, lot, parcel or Lease is covered by this Mortgage, and (i) if this Mortgage is foreclosed upon, or judgment is entered upon any Liabilities secured hereby, or (ii) if Mortgagee exercises its power of sale, then execution may be made upon, or Mortgagee may exercise its power of sale against, any one or more of the properties, lots, parcels or Leases and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Mortgagee’s election.

          11. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage, deed of trust or deeds to secure debt securing the Liabilities, the Liabilities then due the Mortgagee shall not be merged into any decree of foreclosure entered by the court (except where such merger is expressly required by State law), and Mortgagee may concurrently or subsequently seek to foreclose one or more mortgages, deeds of trust, or deeds to secure debt which also secure said Liabilities.
          12. Notices. All notices required or permitted to be given under this Mortgage shall be sent (and deemed received) in the manner and to the addresses set forth in the Credit Agreement, and to the Mortgagor at the address set forth above. Any such notice delivered to the Mortgagor shall be deemed, for all intents and purposes of the Loan Documents, to have also been delivered to the Mortgagor and to each of the Guarantors, and any such notice delivered to the Mortgagor pursuant to the Credit Agreement shall be deemed, for all intents and purposes of the Loan Documents, to have also been delivered to the Mortgagor and to each of the Guarantors.
          13. Extension of Payments. Mortgagor agrees that, without affecting the liability of any Person for payment of the Liabilities secured hereby or affecting the lien of this Mortgage upon the Mortgaged Property or any part thereof (other than Persons or property explicitly released as a result of the exercise by Mortgagee of its rights and privileges hereunder), Mortgagee may at any time and from time to time, on request of either the Mortgagor or the Guarantors, without notice to any Person liable for payment of any Liabilities secured hereby, but otherwise subject to the provisions of the Credit Agreement, extend the time, or agree to alter or amend the terms of payment of such Liabilities. Mortgagor further agrees that any part of the security herein described may be released by Mortgagee at its election with or without consideration without affecting the remainder of the Liabilities or the remainder of the security.
          14. Governing Law. Except where the law of the State is expressly referenced in this Mortgage (including in Sections 7, 19 and 26 hereof), this Mortgage and all obligations secured hereby are governed by and to be construed in accordance with the internal laws, but otherwise without regard to the conflict of laws provisions, of the State of New York. The parties stipulate and agree that the State of New York has a substantial relationship to the underlying transactions related to this Mortgage and the parties involved. Notwithstanding the foregoing, the parties stipulate and agree that State law governs issues of lien creation, priority, validity and enforcement, in the State, of provisional remedies directly related to the real property encumbered hereby, including, without limitation, appointment of a receiver. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.
          15. Satisfaction of Mortgage. Upon the full, indefeasible payment of all the Liabilities (other than contingent indemnity obligations) and the irrevocable termination of the Commitments, at the time and in the manner provided in the Credit Agreement, or upon satisfaction of the conditions set forth in the Credit Agreement for release of the Mortgaged Property from this Mortgage, the conveyance or lien created by this Mortgage shall terminate and, upon demand therefor following such payment or satisfaction of the conditions set forth in the Credit Agreement for release of the Mortgaged Property, as the case may be, a satisfaction of mortgage or reconveyance of the Mortgaged Property shall promptly be provided by Mortgagee to Mortgagor.
          16. Successors and Assigns Included in Parties. This Mortgage shall be binding upon the Mortgagor and upon the successors, assigns and vendees of the Mortgagor and the assigns, vendees and other transferees of the Mortgaged Property and shall inure to the benefit of the Mortgagee’s successors and permitted assigns (for their own benefit and for the benefit of the other Secured Parties and their respective successors and permitted assigns); all references herein to the Mortgagor and to the Mortgagee shall be deemed to include their respective successors and assigns or permitted assigns, as the case may be. Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.
          17. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws; Waiver of Right to Trial by Jury.
          (a) MORTGAGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). MORTGAGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE CORRESPONDING RECIPROCAL WAIVER BY MORTGAGEE OF ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.
          (b) MORTGAGOR AGREES, TO THE FULL EXTENT PERMITTED BY LAW, THAT AT ALL TIMES FOLLOWING AN EVENT OF DEFAULT AND DURING THE CONTINUANCE THEREOF, NEITHER MORTGAGOR NOR ANYONE CLAIMING THROUGH OR UNDER IT SHALL OR WILL SET UP, CLAIM OR SEEK TO TAKE ADVANTAGE OF ANY APPRAISEMENT, VALUATION, STAY, EXTENSION, EXEMPTION OR REDEMPTION LAWS NOW OR HEREAFTER IN FORCE, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OR FORECLOSURE OF THIS MORTGAGE OR THE SALE OF THE MORTGAGED PROPERTY OR THE PUTTING INTO POSSESSION THEREOF OF THE PURCHASER THEREAT; AND MORTGAGOR, FOR ITSELF AND ALL WHO MAY AT ANY TIME CLAIM THROUGH OR UNDER IT, HEREBY WAIVES, TO THE FULL EXTENT THAT IT MAY LAWFULLY SO DO, THE BENEFIT OF ALL SUCH LAWS AND ANY AND ALL RIGHT TO HAVE THE ASSETS COMPRISING THE MORTGAGED PROPERTY MARSHALED UPON ANY FORECLOSURE OF THE LIEN HEREOF AND AGREES THAT MORTGAGEE OR ANY COURT HAVING JURISDICTION TO FORECLOSE SUCH LIEN MAY SELL THE

MORTGAGED PROPERTY IN PART OR AS AN ENTIRETY. TO THE FULL EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY WAIVES ANY AND ALL STATUTORY OR OTHER RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR DECREE OF FORECLOSURE OF THIS MORTGAGE, ON ITS OWN BEHALF AND ON BEHALF OF EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN OR TITLE TO THE MORTGAGED PROPERTY SUBSEQUENT TO THE DATE HEREOF.
          18. Interpretation with Other Documents; Mortgagee’s Sole Discretion. The terms and provisions of this Mortgage shall be construed to the extent possible consistently with those of the Credit Agreement as being in addition to and supplementing the provisions of the Credit Agreement and the other Loan Documents; however, notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Credit Agreement, the provisions of the Credit Agreement shall govern and control, except to the extent that the terms and conditions in question are provided for more stringently within this Mortgage than as are set forth in the Credit Agreement (such as, by means of example and without limitation, the flood insurance and related requirements and obligations that are set forth in Section 5 hereof), it being the intention of Mortgagor and Mortgagee, for all intents and purposes of the Loan Documents, that the most stringent terms and conditions prospectively at issue shall govern and control. Whenever pursuant to this Mortgage or the other Loan Documents, Mortgagee exercises any right given to it to elect, consent, approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee or determined in the judgment of Mortgagee, the decision of Mortgagee to elect, consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole good faith discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided elsewhere herein or in the Credit Agreement.
          19. Revolving Credit Loans. A portion of the Liabilities constitute a revolving credit loan as more specifically provided and identified in the Credit Agreement, and it is anticipated that certain advances, payments and readvances may be made from time to time with respect to such obligations. This Mortgage shall secure not only presently existing indebtedness under the Credit Agreement and the other Loan Documents (including the Subsidiary Guaranty) but also future advances that constitute Secured Obligations under the Credit Agreement, to the same extent and with the same priority as if such future advances were made on the date of the execution of this Mortgage and without regard as to whether or not there is any advance made at the time of execution of this Mortgage and without regard as to whether or not there is any indebtedness outstanding at the time any advance is made. Subject to the limitations upon the maximum amount secured hereby, this Mortgage secures all present and future disbursements of the Loans under the Credit Agreement, and all other sums from time to time owing to the Secured Parties by Mortgagor under the Loan Documents. Notwithstanding anything contained in this Mortgage to the contrary, the maximum principal amount of such obligations which may be secured by this Mortgage at any one time is Twenty Five Million And No/100 Dollars ($25,000,000.00), plus interest thereon, and any protective advances made by Mortgagee under Minnesota Statutes § 287.05 subd. 4, with interest on such disbursements; provided, however, that the foregoing limitation shall apply only to the maximum amount of the lien created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Mortgagee or the other Secured Parties under the provisions of the Credit Agreement or under any of the other Loan Documents at any time executed by Mortgagor or any of the Guarantors. To the fullest extent permitted by applicable law, the lien of this Mortgage, as to all such sums so advanced, shall have priority over all subsequent liens and encumbrances, including statutory liens (excepting solely taxes and assessments levied on the Mortgaged Property secured by this Mortgage).
          20. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Credit Agreement shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Mortgage is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.
          21. Changes. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.
          22.Time of the Essence. Mortgagor shall pay the Liabilities at the time and in the manner provided in the Credit Agreement, this Mortgage and the other Loan Documents. Mortgagor will duly and punctually perform all of the covenants, conditions and agreements contained in the Credit Agreement, this Mortgage and the other Loan Documents, all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein. Time is of the essence with respect to the provisions of this Mortgage.
          23. Headings For Convenience Only; No Strict Construction. The headings and captions of various sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. The Mortgagor and Mortgagee, with the assistance of their respective legal counsel, have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by Mortgagor and Mortgagee and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.
          24. Transfer or Encumbrance of the Mortgaged Property.
          (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loans, and that Mortgagee will continue to rely on Mortgagor’s ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Liabilities. Except (i) as expressly permitted pursuant to Subsection 24(c) below (if and as applicable); (ii) for De Minimis Leases entered into by Mortgagor in the ordinary course of Mortgagor’s business and in the exercise of

Mortgagor’s prudent business judgment; or (iii) transfers given to a condemning authority with Mortgagee’s prior written consent in connection with a condemnation or eminent domain action, Mortgagor shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, lien or encumbrance (other than Permitted Liens) (collectively, “Transfers”) of (i) all or any part of the Mortgaged Property or any interest therein, or (ii) any direct or indirect beneficial ownership interest (in whole or in part) in Mortgagor, irrespective of the number of tiers of ownership, without the prior written consent (on a case-by-case basis) of Mortgagee, unless otherwise permitted by the Credit Agreement.
          (b) Mortgagee’s written consent to any Transfer of the Mortgaged Property or any interest in Mortgagor shall not be deemed to be a waiver of Mortgagee’s right to require such consent to any future occurrence of same. Any attempted or purported Transfer of the Mortgaged Property or of any direct or indirect interest in Mortgagor, if made in contravention of this Section 24, shall be null and void ab initio and of no force and effect.
          (c) Notwithstanding the foregoing or anything set forth in this Section 24 to the contrary, Mortgagor may consummate any Asset Sale, which may include the Transfer of the Mortgaged Property (or any portion thereof) or any interest in Mortgagor, to the extent permitted under, and subject to the applicable terms, conditions and limitations of, Section 6.03 of the Credit Agreement.
          25. Mortgagor’s Covenants, Representations and Warranties; Survival of Obligations, Covenants, Representations and Warranties; Covenants Running with the Land.
          (a) Mortgagor hereby covenants, represents and warrants that:
(i) Mortgagor is duly authorized to make and enter into this Mortgage and to carry out the transactions contemplated herein;
(ii) The execution, delivery and performance of this Mortgage by the Mortgagor (A) are within its corporate or equivalent power and authority and (B) have been duly authorized by all necessary corporate or equivalent action; this Mortgage has been duly executed and delivered by the Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable against the Mortgagor in accordance with its terms, subject, however, to bankruptcy and other law, decisional or statutory, of specific or general application affecting the enforcement of creditors’ rights, and to the fact that the availability of the remedy of specific performance or of injunctive relief in equity is subject to the discretion of the court before which any proceeding therefor may be brought;
(iii) To the knowledge of Mortgagor, Mortgagor is not now in default (beyond any applicable cure period) under any material instruments or obligations relating to the Mortgaged Property and Mortgagor has not received any written notice from any Person asserting any claim of default against Mortgagor relating to the Mortgaged Property;
(iv) To the knowledge of Mortgagor, the execution and performance of this Mortgage and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease (including, without limitation, any Lease), bank loan, credit agreement, trust indenture, or other material instrument binding upon Mortgagor;
(v) There are no actions, investigations, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) pending or, to the knowledge of the Mortgagor, overtly threatened in writing against or affecting Mortgagor or the Mortgaged Property, or which, if adversely determined against Mortgagor or the Mortgaged Property, may be reasonably expected to adversely affect the validity or enforceability of this Mortgage, at law or in equity, or before or by any Governmental Authority; Mortgagor is not in violation (beyond any applicable cure period) with respect to any writ, injunction, decree or demand of any court or any Governmental Authority affecting the Mortgaged Property;
(vi) To the knowledge of Mortgagor and except as otherwise provided in Section 5.07 of the Credit Agreement, the Mortgaged Property presently complies with, and will continue to comply with, all applicable restrictive covenants and applicable zoning and subdivision ordinances, building codes and other applicable laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and
(vii) To the knowledge of Mortgagor, Mortgagor owns, is licensed, or otherwise has the right to use or is in possession of all licenses, permits and required approvals or authorizations from all necessary Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are necessary for its operations on the Mortgaged Property, without conflict with the rights of any other Person with respect thereto, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (b) Each and all of the covenants, obligations, representations and warranties of Mortgagor shall survive the execution and delivery of the Loan Documents and the transfer or assignment of this Mortgage (including, without limitation, any Transfer and/or any transfer or assignment by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property or any part thereof to any Person, whether or not affiliated with Mortgagee).
          (c) All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee, pursuant to the terms hereof.
          26. State Specific Provisions. The terms and provisions set forth below in this Section 26 shall be construed, to the greatest extent possible, consistently with those set forth elsewhere in this Mortgage as being in addition to and supplementing such other terms and provisions set forth elsewhere in this Mortgage; however, notwithstanding anything to the contrary set forth elsewhere in this Mortgage, in the event of any conflict or inconsistency between the terms and provisions of this Section 26 and the terms and provisions set forth elsewhere in this Mortgage, the following terms and provisions of this Section 26 shall govern and control but only to the extent of such conflicts:
          (a) Final Maturity Date. Payment of the Liabilities secured by this Mortgage shall be due on or before April 15, 2016 or such later date as may be agreed upon by Mortgagor and Mortgagee.
          (b) Acknowledgment of Waiver of Hearing Before Sale. Mortgagor understands and agrees that upon the occurrence and during the continuance of an Event of Default, Mortgagee has the right, inter alia, to foreclose this Mortgage by advertisement pursuant to Minnesota Statutes, Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if the Mortgagee elects to foreclose by advertisement, it may cause the Mortgaged Property, or any part thereof, to be sold at public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation and that no personal notice is required to be served upon Mortgagor. Mortgagor further understands that upon the occurrence and during the continuance of such Event of Default, the Mortgagee may also elect its rights under the UCC and take possession of the personal property and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days prior notice of such disposition must be given, all as provided for by the UCC, as hereafter amended or by any similar or replacement statute hereafter enacted. Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the Mortgaged Property may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to the Mortgagor and neither said procedure for foreclosure by advertisement nor the UCC requires any hearing or other judicial proceeding. MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PROPERTY MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY, SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITY AGREEMENT, MAY BE DISPOSED OF PURSUANT TO THE UCC, ALL AS DESCRIBED ABOVE. MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS PARAGRAPH AND MORTGAGOR’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.
          (c) Receiver. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of the Mortgagor, or waste of the Mortgaged Property or adequacy of the security of the Mortgaged Property, to apply for the appointment of a Receiver under Minn. Stats. Section 576.01 or any successor or supplementary statute thereto who shall have all the rights, powers and remedies as provided by such statute and who shall apply the rents, issues and profits as provided by statute and thereafter to all expenses for maintenance of the Mortgaged Property and to the costs and expenses of the receivership, including reasonable attorneys fees and to the repayment of the indebtedness secured hereby and as further provided in any assignment of rents executed by the Mortgagor to the Mortgagee, whether contained in this Mortgage or in a separate instrument.
          (d) Right to Collect Rents. Upon the occurrence and during the continuance of an Event of Default and whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale of the Mortgaged Property or during any period of redemption the Mortgagee, and without regard to waste, adequacy of the security or solvency of the Mortgagor, may revoke the privilege granted Mortgagor hereunder to collect the rents issues and profits of the Mortgaged Property, and may, at its option, in compliance with State law, without notice:
          (i) in person or by agent, with or without taking possession of or entering the Mortgaged Property, with or without bringing any action or proceeding, give, or require Mortgagor to give, notice to any or all tenants under any lease authorizing and directing the tenant to pay such rents and profits to Mortgagee; collect all of the rents, issues and profits; enforce the payment thereof and exercise all of the rights of the landlord under any lease and all of the rights of Mortgagee hereunder; may enter upon, take possession of, manage and operate said Mortgaged Property, or any part thereof; may cancel, enforce or modify any leases, and fix or modify rents, and do any acts which the Mortgagee deems proper to protect the security hereof with or without taking possession of said Mortgaged Property; or
          (ii) apply for the appointment of a receiver in accordance with the statutes and law made and provided for, which receivership Mortgagor hereby consents to, who shall collect the rents and profits, and all other income of any kind; manage the Mortgaged Property so as to prevent waste; execute leases within or beyond the period of receivership; and perform the terms of this Mortgage and apply the rents and profits as hereinafter provided.
Upon the occurrence and during the continuance of an Event of Default, if the Mortgagee elects to seek appointment of a receiver pursuant to Minn. Stat. Section 576.01, Subd. 2, any rents, issues and profits, whether collected by the Mortgagee or by a receiver, shall be applied in the following order:
               (A) to payment of all reasonable fees of any receiver appointed hereunder,
               (B) to application of tenant’s security deposits as required by Minn. Stat. Section 504B.178,

               (C) to payment when due of prior or current real estate taxes or special assessments with respect to the Mortgaged Property or, if the Mortgage or the Credit Agreement so require, to the periodic escrow for payment of the taxes or special assessments then due,
               (D) to payment when due of premiums for insurance of the type required by the Mortgage or the Credit Agreement or, if the Mortgage or the Credit Agreement so require, to the periodic escrow for the payment of premiums then due,
               (E) to keeping of the covenants required of a landlord or licensor pursuant to Minn. Stat. Section 504B.161, Subd. 1,
               (F) to payment of all expenses for normal maintenance of the Mortgaged Property,
               (G) if received prior to a foreclosure sale, to the indebtedness secured hereby, if received after a foreclosure sale and during the period of redemption from such foreclosure sale and if the Mortgagee is the purchaser at the foreclosure sale, the rents shall be paid to the Mortgagee to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by the Mortgagee, and if the Mortgaged Property be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price provided, if the Mortgaged Property not be redeemed, any remaining excess rents to belong to the Mortgagee, whether or not a deficiency exists,
               (H) if received after a foreclosure sale and during the redemption period and if the Mortgagee is not the purchaser at the foreclosure sale, the rents shall be paid to the Mortgagee to be applied, to the extent of any deficiency remaining after the sale, and the balance, if any, to the purchaser to be applied as a credit against the redemption price provided, if the Mortgaged Property not be redeemed any remaining excess rents shall be paid to the purchaser.
The entering upon and taking possession of the Mortgaged Property, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any defaults under this Mortgage nor in any way operate to prevent the Mortgagee from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage nor shall it in any way be deemed to constitute the Mortgagee a mortgagee-in-possession. The rights and powers of the Mortgagee hereunder shall remain in full force and effect both prior to and after any foreclosure of the Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including the Mortgagee, shall have the right, at any time and without limitation as provided in Minn. Stat. Section 582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Mortgaged Property and the sum so advanced, with interest at the rate then in effect in the promissory note, if any, shall be a part of the sum required to be paid to redeem from any foreclosure sale. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Mortgaged Property is in danger of being lost, materially injured or damaged or whether the Mortgaged Property is adequate to discharge the indebtedness secured hereby. The rights contained herein are in addition to and shall be cumulative with the rights given in any separate instrument, assigning any leases, rents and profits of the Mortgaged Property and shall not amend or modify the rights in any such separate agreement.
          (e) Forbearance by Mortgagee Not A Waiver. Any forbearance by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Mortgagee of payment of any sum secured by this Mortgage after the due date of such payment shall not be a waiver of Mortgagee’s right either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to make prompt payment. The procurement of insurance or the payment of taxes of other liens or charges by Mortgagee shall not be a waiver of Mortgagee’s right to accelerate the maturity of the Secured Obligations nor shall Mortgagee’s receipt of any awards, proceeds or damages under this Mortgage operate to cure or waive Mortgagor’s default in payment of sums secured by this Mortgage.
          (f) Remedies Cumulative and Not Exclusive. In furtherance of and not in limitation of any other provisions of this Mortgage, including without limitation Section 7:
Mortgagee shall be entitled to enforce payment and performance of any Liabilities secured hereby and to exercise all rights and powers under this Mortgage or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Liabilities secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale (to the extent allowed by law) or other rights, powers and remedies herein contained, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine as provided in the Credit Agreement. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every right, power or remedy given by any of the Loan Documents to Mortgagee or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies.
          (g) Security Agreement Information. THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS CONSTITUTING A PART OF THE PREMISES WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE PREMISES. FOR PURPOSES OF THE UCC THE FOLLOWING INFORMATION IS FURNISHED:
          (i) The name and address of the record owner of the real estate described in this instrument is:

AMERICAN MEDICAL SYSTEMS, INC.
c/o 10700 Bren Road West
Minnetonka, Minnesota 55343
(ii) The name and address of the Debtor described in this instrument is:
AMERICAN MEDICAL SYSTEMS, INC.
c/o 10700 Bren Road West
Minnetonka, Minnesota 55343
(iii) The name and address of the Secured Party is:
JPMORGAN CHASE BANK
10 South Dearborn, 7th Floor
Chicago, Illinois 60603
(iv) Debtor’s Organizational No. 2922261 (Delaware).
          (v) Information concerning the security interest evidence by this instrument may be obtained from the Secured Party at its address above.
          (vi) This document covers goods which are or are to become fixtures.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Mortgage is executed as of the day and year first above written by the Person (or Persons) identified below on behalf of Mortgagor.
          THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

MORTGAGOR: AMERICAN MEDICAL SYSTEMS, INC., a Delaware corporation
By:	/s/ Mark A. Heggestad
	Name:	Mark A. Heggestad
Executive Vice President and Chief Financial Officer

STATE OF _____________
COUNTY OF ____________
     This instrument was acknowledged before me on _____________ ____, 2011, by _____________, the ______________ of American Medical Systems, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

Printed Name: _____________________ My Commission Expires:_____________________
This document was prepared
by and after recording
should be returned to:
Elizabeth K. McCloy, Esq.
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603

EXHIBIT A
Legal Description of the Land
[See attached]